                           Elitra Pharmaceuticals Inc.
                          3510 Dunhill Street, Suite A
                           San Diego, California 92121
                                 (619) 410-3030
                               (619) 410-3090 Fax

                                                               December 30, 1998

J. Gordon Foulkes, Ph.D.
1220 Rancho Encinitas Drive
Encinitas, California 92024

Dear Gordon:

As Chairman and Chief Executive Officer of Elitra, I am very pleased to offer you the position of Executive Vice President, Research and Development. We feel that your contribution to Elitra will be invaluable to us, and we look forward to a long and productive interaction with you.

The terms of employment are described below:

POSITION:               Executive Vice President, Research and Development
                        Member, Board of Directors

REPORTING:              Chairman and Chief Executive Officer

RESPONSIBILITIES:       Responsible for planning, directing and overseeing the
                        Company's research and development efforts. As a member of the Company's management team, you will participate in the formulation of the Company's annual and strategic goals and objectives.

COMPENSATION:           Annual Base Salary of $225,000, less payroll deductions
                        and all required withholdings, with annual increases based upon performance and as approved by the Board of Directors.

BONUS: You will be eligible for an annual bonus of 25% of your annual base salary based upon performance against a set of pre-agreed upon, measurable goals.

EQUITY: You will receive the right to purchase 250,000 shares of Restricted Stock at a purchase price equal to $0.07 per share. These shares will vest over a four-year period with one-quarter (1/4) of the shares vesting after one year of employment and the remainder vesting on a monthly basis thereafter. You will also be eligible to receive additional incentive stock option grants based on performance.

You will be paid semi-monthly and you will be eligible for all standard Elitra benefits which currently include medical and dental insurance for yourself and your family, life insurance and disability coverage. We have chosen a PacifiCare HMO plan for medical insurance and we will cover 100% of the employee's cost and 50% of the cost for spouse and family. Details about this benefit plan are available for your review. The number of holidays this year is 10, and this number may vary from year to year. You are entitled to 20 days per year vacation. Elitra may modify benefits from time to time as it deems necessary. However, your benefits will not be significantly less than those offered herein, or from other senior executives in the company.

As an Elitra employee, you will be expected to abide by Elitra's rules and regulations, acknowledge in writing that you have read the Elitra Employee Handbook, when it becomes available, and sign and comply with a Proprietary Information and Inventions Agreement attached hereto as Attachment A, which prohibits unauthorized use or disclosure of Elitra proprietary information.

Normal working hours are from 9:00 a.m. to 5:00 p.m., Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments.

You may terminate your employment with Elitra at any time and for any reason whatsoever simply by notifying Elitra. Likewise, Elitra may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in writing signed by an Elitra officer. In the event that you are terminated without cause, or as a result of constructive termination, during the first eighteen (18) months of your employment, you will receive one year's base salary, and additional benefits as outlined in Attachment B, 6.3 subsections ii, iii, iv, v, and vi. However, in the case of termination prior to eighteen months, all such benefits would be paid for at least one year. Except as expressly provided herein, the terms of Attachment B shall govern. Upon Executive's delivery and signature of the Release and Waiver of Claims (Exhibit
C) the Company shall deliver an equivalent release to Executive.

The employment terms in this letter supercede any other agreements or promises made to you by anyone, whether oral or written. As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

We look forward to your favorable reply and to a productive and enjoyable work relationship.

         Sincerely,

         Elitra Pharmaceuticals Inc.



           /s/ Harry Hixson
         ---------------------------------
         Harry Hixson, Chairman and CEO



         ACCEPTED:



           /s/ J. Gordon Foulkes
         ---------------------------------
         J. Gordon Foulkes



           12/30/98
         ---------------------------------
         Date

                                  ATTACHMENT A

                           ELITRA PHARMACEUTICALS INC.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


                  In consideration of my employment or continued employment by RAJYABIOTICS (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:


1.       NONDISCLOSURE

         1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

         1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

         1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.      ASSIGNMENT OF INVENTIONS.

         2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

         2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on EXHIBIT B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or

                                       1.

reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in EXHIBIT B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on EXHIBIT B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

         2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

         2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on EXHIBIT A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

         2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

         2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

         2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

         2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.


                                       2.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.     GENERAL PROVISIONS.

         10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

         10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration,

                                       3.

geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

         10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         10.7 ADVICE OF COUNSEL. I acknowledge that, in executing this Agreement, I have had the opportunity to seek the advice of independent legal counsel, and I have read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

         10.8 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: January 4, 1999.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.

Dated:  12/30/98


  /s/ J. G. Foulkes
------------------------------------------------
(SIGNATURE)

  J. G. Foulkes
------------------------------------------------
(PRINTED NAME)


ACCEPTED AND AGREED TO:

ELITRA PHARMACEUTICALS INC


By:  /s/ HARRY HIXSON
   ---------------------------------

Title:  Chairman and Chief Executive Officer
      ------------------------------------------

------------------------------------------------
(Address)

------------------------------------------------

Dated: _______


                                       4.

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION


         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

                1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

                        2. Result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.

                                        By:  J. G. Foulkes
                                           -------------------------------------
                                                  (PRINTED NAME OF EMPLOYEE)

                                        Date:  12/30/98
                                             -----------------------------------
WITNESSED BY:


  /s/ Harry Hixson
---------------------------------------
(PRINTED NAME OF REPRESENTATIVE)

                                    EXHIBIT B

TO:            ELITRA PHARMACEUTICALS

FROM:          _______________________

DATE:          _______________________

SUBJECT:       PREVIOUS INVENTIONS

       / /     No inventions or improvements.

       / /     See below:

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

/ /     Additional sheets attached.

             1. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

         INVENTION OR IMPROVEMENT     PARTY(IES)      RELATIONSHIP

1.       _________________________    ______________   _________________________

2.       _________________________    ______________   _________________________

3.       _________________________    ______________   _________________________

/ /    Additional sheets attached.


                                       2.

                                  ATTACHMENT B

4. TERMINATION BY COMPANY. Executive's employment with the Company may be terminated by the Company under the following conditions:

        4.1 TERMINATION ON DEATH OR DISABILITY. This Agreement shall terminate without notice upon Executive's death and upon Executive's Major Disability (as defined in Section 4.1.1) for a period of 120 consecutive days, or for 180 days in the aggregate in any 365-day period.

                4.1.1 The term "Major Disability" as used in this Agreement shall mean the inability of Executive to properly perform the essential functions of Executive's positions of Executive Vice President, Research and Development or Member of the Board of Directors by any reason of incapacity, physical or mental, which the Board, based upon medical advise or an opinion provided by a licensed physician acceptable to the Board and approved by the Executive, which approval shall not be unreasonably withheld, determines to have incapacitated Executive from properly performing such essential functions. Based upon such medical advice or opinion, and contingent upon the Executive receiving Long Term Disability as provided for by the Company's insurance disability policy, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Major Disability for purposes of this Agreement.

        4.2 TERMINATION FOR CAUSE. The Company shall terminate Executive's employment under this Agreement for cause ("Cause") by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. Any notice of termination given pursuant to this Section 4.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered.

        Grounds for the Company to terminate this Agreement for Cause shall be limited to the occurrence of any of the following events:

                4.2.1 The willful failure, neglect or refusal by Executive to perform his duties, including planning, directing and overseeing the Company's research and development efforts, which failure is not remedied within a reasonable period of time after written notice from the Company.

                4.2.2 Executive's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or which violates any provision of Executive's Confidentiality Agreement;

                4.2.3 Executive's commission of any fraud against the Company or use or appropriation for his personal use or benefit of any material properties or funds of the Company not authorized by the Board to be so used or appropriated; or Executive's conviction of any crime involving dishonesty or moral turpitude.

                4.2.4 Conduct by the Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve in Executive's position.


                                       1.

        4.3 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without cause ("Without Cause") upon delivery of written notice to the Executive at any time, which shall specify the effective date of termination at any time. Any notice of termination given pursuant to this
Section 4.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month on which such notice is delivered or deemed deliverable.

5.      VOLUNTARY TERMINATION BY EXECUTIVE.

        5.1 Executive may terminate his employment voluntarily by giving the Company ninety (90) days advance notice in writing, at which time the provisions of Section 6.2 shall apply; provided, however, that the provisions of Section
6.3 shall apply if Executive voluntarily terminates his employment as a result of Constructive Termination (as defined in Section 7.3 hereof).

6.      COMPENSATION UPON TERMINATION.

        6.1     DEATH OR DISABILITY.

                6.1.1 BY DEATH. Upon termination of Executive's employment in the event of death, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any Accrued Compensation. In addition, Executive's beneficiaries or his estate, as the case may be, shall be entitled to the accelerated vesting of one-half of all Shares or stock options held by Executive which are unvested as of the date of Executive's death. The Company shall thereafter have no further obligations to Executive under this Agreement. The term "Accrued Compensation" as used in this Agreement shall mean, to the date of the termination of Executive's employment with the Company, any accrued Base Salary, any bonus compensation to the extend earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder.

                6.1.2 BY DISABILITY. Upon termination of Executive's employment in the event of Major Disability, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive his Base Salary until such time (but not more than ninety (90) days following termination), as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, if any. In addition, Executive shall be entitled to the accelerated vesting of one-half of all Shares or stock options held by Executive which are unvested as of the date of Executive's Major Disability. The Company shall thereafter have no further obligations to Executive under this Agreement.

        6.2 FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE. If Executive's employment shall be terminated by the Company for Cause or voluntarily by Executive, the Company shall pay Executive his Accrued Compensation and the Company shall thereafter have no further obligations to Executive under this Agreement.


                                       2.

        6.3     WITHOUT CAUSE.

                6.3.1 TERMINATION EIGHTEEN MONTHS OR LATER FOLLOWING CLOSING DATE. If Executive's employment shall be terminated by the Company Without Cause or as a result of Constructive Termination (as defined in Section 7.3 hereof) eighteen months or later following employment at the Company, then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit C), Executive shall be entitled to the following: (i) continuation of Executive's base salary for six months from the date of termination with such base salary continuation to be at the rate of Executive's then current base salary in effect as of the date of termination, (ii) in the event the Shares or any stock options held by Executive have not yet vested in their entirety, the vesting of the Shares or options shall be accelerated such that the number of Shares or options vested shall equal the number of Shares or options that would have vested if the Executive had remained an employee for an additional six months, (iii) continuation of the Company's contribution to the Executive's (and if applicable Executive's dependents') participation in any group health insurance plan or plans maintained by the Company for six months from the date of termination under COBRA, (iv) if employment terminates during the second half of the Company's fiscal year, a lump-sum payment equal to a PRO RATA portion of the Executive's actual annual cash bonus for the preceding year, based on the number of completed months of Executive's employment in the year of termination, (v) all Accrued Compensation, (vi) continuation of the Company's contribution to Executive's life insurance and any other employee benefits for 6 months, and
(vii) continuation of Indemnification as the Executive had prior to termination.

        6.4 NO MITIGATION. Executive shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner).

7.      CHANGE IN CONTROL.

        7.1 A "Change in Control" of the Company shall be deemed to have occurred if and when:

                        (a) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting equities of the Company immediately prior to such transactions;

                        (b) The Company sells all or substantially all of its assets to any other corporation or other legal person and thereafter, less than 50% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                        (c) There is a report filed after the date of this Agreement on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act)


                                       3.

has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) representing 50% or more of the combined voting power of the then-outstanding voting securities of the Company;

                        (d) The Company shall file a report with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                        (e) During any period of two consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

        7.2 If following the occurrence of a Change in Control the Executive is terminated Without Cause, or a Constructive Termination (as defined in Section 7.3 hereof) occurs, then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit C), Executive shall receive the following: (i) in one lump sum payment, Executive's base salary for six months at the rate of Executive's base salary in effect as of the date of termination (however, if this occurs within eighteen
(18) months of the Executive's start of employment, the Executive will receive twelve (12) months of base salary), (ii) accelerated vesting of any unvested Shares or stock options held by Executive, (iii) continuation of the Company's contribution to the Executive's (and if applicable, Executive's dependents') participation in any group health insurance plan or plans maintained by the Company for six months from the date of termination under COBRA, (iv) if employment terminates during the second half of the Company's fiscal year, a lump-sum payment equal to a PRO RATA portion of the Executive's actual annual cash bonus for the preceding year, based on the number of completed months of Executive's employment in the year of termination, (v) all Accrued Compensation,
(vi) continuation of the Company's contribution to Executive's life insurance and any other employee benefits for 6 months, and (vii) continuation of Indemnification as the Executive had prior to termination. In any event, if there is a change of control prior to 18 months, the Executive will receive no less favorable terms for any provision as agreed to in Attachment B.

        7.3 For the purposes of this Agreement, a "Constructive Termination" shall be deemed to have occurred if either the Executive's responsibilities or compensation are diminished by any of the following actions without Executive's written consent:

                        (a) The assignment to Executive of any duties or responsibilities which result in any diminution or adverse change of Executive's position, status or circumstances of employment; or any removal of Executive from or any failure to re-elect Executive to any of such positions; including, but not limited to, Executive's membership on the Board, except in connection with termination of his employment for death, disability, retirement,


                                       4.

fraud, misappropriation, embezzlement (or any other occurrence which constitutes Cause, as defined in Section 4.2 herein) or any other voluntary termination of employment by Executive;

                        (b) A selective reduction by the Company in Executive's annual Base Salary by greater than five percent (5%);

                        (c) A relocation of Executive, or the Company's principal executive offices if Executive's principal office is at such offices, to a location more than twenty five (25) miles from San Diego, except for an opportunity to relocate which is acceptable by Executive in writing;

                        (d) Any material breach by the Company of any provisions of this Agreement; or

                        (e) Any failure by the Company to obtain the assumption of this Agreement by any successor or assigns of the Company.

        7.4 In the event of a Change in Control, the Executive's unvested option shares shall be converted to an option to purchase a proportionate number of shares of the acquiring company. If this is not possible, then some other provision acceptable to the Executive shall be substituted, for example, immediate vesting of the Executive's option shares at the time of Change in Control.


                                       5.

                                    EXHIBIT C

                          RELEASE AND WAIVER OF CLAIMS

        In exchange for payment to me of amounts pursuant to Section 6.3 or
Section 7.2 (and for the other benefits and consideration provided therein) of my Amended and Restated Employment Agreement (the "Agreement"), to which this form is attached, and provided that this Release and waiver shall not extend to such payments, benefits and consideration. I hereby furnish Elitra (the "Company") with the following release and waiver.

        I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation (other than the obligations under Section 6.3 of the Agreement).

        I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date: __________________         _____________________________